EXHIBIT NO. 10.5

SPECIAL GRANT AGREEMENT

This Agreement is made as of the 7th day of December, 2001 ("Grant Date") between Gerber Scientific, Inc. (the "Company"), and George M. Gentile (the "Optionee").

WHEREAS, the Board of Directors of the Company (the "Board") wishese to secure and/or increase the Optionee's stock ownership in the Company in order to increase his incentive and personal interest in the welfare of the Company,

NOW THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

A. Grant. Pursuant to the terms and conditions set forth in this Agreement, the Board has granted the Optionee a Special Grant (the "Option") to purchase 50,000 shares of the Company's Common Stock at a price of US$9.34 per share, which is not less than 100% of the Fair Market Value of the Company's Common Stock on the Grant Date. The shares to be issued pursuant to this Agreement shall be made available from shares of Common Stock of the Company that have previously been issued and reacquired by the Company ("Treasury Shares").

The Option granted hereby is a nonqualified stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement shall be administered and interpreted to achieve that purpose.

B. Exercise. This Option is exercisable in full at any time on or after November 28, 2002, provided that vesting had not already been accelerated in accordance with this Agreement. No portion of this Option is exercisable later than December 6, 2011 (the "Expiration Date"), being ten (10) years from the Grant Date. To the extent exercisable, this Option may be exercised in whole or in part, and if exercised in part will not exhaust or terminate this Option as to any remaining shares.

In the event of the death or permanent disability of the Optionee prior to vesting, November 28, 2002, this Option shall become fully vested and immediately exercisable on such date and may be exercised as provided herein.

In the event of a Change of Control of the Company as defined in Section 1.3 of the Gerber Scientific, Inc. 1992 Employee Stock Plan, As Amended, this option shall vest and become immediately exercisable in full and may be exercised at any time on and after the first day following the date of public disclosure of a Change of Control but in no event later than the expiration date of this Option.

This Option shall terminate (i) if the Optionee is removed from the Board for cause, or (ii) at the expiration of a period of five (5) years following the termination of the Optionee's directorship if such termination occurs for any reason other than that specified in Subsection (i) above, but in no event later than the expiration date of this Option. In the event of the Optionee's death or Permanent Disability, this Option may be exercised by the person designated by the Optionee or, if no such designation was made, by the proper legal representative of the Optionee. In the event of the death of the Optionee prior to or within five (5) years following his termination, this Option may be exercised within the greater of (i) one year following the date of death, or (ii) the remainder of the five-year period following the date of termination, but in no event later than the expiration date of this Option.

Anything herein to the contrary notwithstanding, if at any time prior to vesting on November 28, 2002, Optionee ceases to be a member of the Board for any reason other than death, disability or a change of control of the Company as that term is defined in the Company's 1992 Employee Stock Plan, this Agreement shall terminate and shall be of no further force and effect.

This Option shall be exercised by (a) written notice to the Board of the intent to exercise the Option with respect to a specified number of shares of Common Stock and (b) payment for such shares. Such written notice shall be substantially in the form of Exhibit A attached hereto.

C. Payment. Payment of the purchase price of shares issued pursuant to the exercise of any portion of this Option shall be in cash, provided, however, that the Optionee may, at the Optionee's discretion, deliver certificates and appropriate stock powers for shares of the Company's Common Stock that have been fully paid for and owned by the Optionee for at least thirty (30) days, valued at Fair Market Value on the date of exercise, plus cash equal to the remainder, if any, of such purchase price.

D. Nontransferability. These Options may not be transferred other than by will or by the laws of descent and distribution. During the Optionee's lifetime, Options may be exercised only by the Optionee or, if the Optionee is legally incompetent, by the Optionee's guardian or legal representative.

E. Changes in Capital Structure. If the number of outstanding shares of Common Stock of the Company is changed by reason of a split-up or combination or an exchange of shares or recapitalization or by reason of a stock dividend, merger, consolidation, reorganization, liquidation or the like, the number of shares which are subject to any options granted as provided herein then outstanding and the price per share payable by the Optionee upon exercise shall be adjusted proportionately as determined by the Committee so as to reflect such change.

F. Interpretations. Optionee agrees to be bound by the terms and provisions of this Agreement. The Board may interpret this Agreement, prescribe, amend, and rescind any rules and regulation necessary or appropriate for the administration of this Agreement, and make such other determinations under, and interpretations of, this Agreement, and take such other action, as it deems necessary or advisable. Any interpretation, determination or other action made or taken by the Board with respect to the terms of this Agreement shall be final, binding and conclusive upon all parties. All rights under this Agreement shall be governed and construed in accordance with the internal laws (and not the laws relating to conflict of laws) of the State of Connecticut.

G. No Rights as Shareholder. The Optionee shall not have any rights as a shareholder with respect to any shares of Common Stock subject to any Option prior to the date of issuance to the Optionee of a certificate or certificates for such shares.

H. No Right to Continued Service on the Board. The grant of this Option to the Optionee shall not limit any right the shareholders of the Company or the Board may have to remove the Optionee from the Board, nor shall it create an obligation on the part of the Company to nominate the Optionee for re-election, or evidence any agreement that the Optionee has the right to continue as a Non-Employee Director for any specified period of time or at any particular rate of compensation.

I. Investment Representation. The Optionee represents and warrants that the shares to be acquired upon the exercise of the Option granted herein are being acquired for investment and not with a view toward resale or with a view to distribution thereof and that the Optionee will comply with such restrictions as may be necessary to satisfy the requirements of federal or state securities law. Upon demand by the Board, the Optionee (or his beneficiary) shall deliver to the Board at any time the Option or any portion of the Option is exercised, the representation contained above. This representation is a condition precedent to the right of the Optionee to purchase any shares of Common Stock under this Agreement.

J. Designation of Beneficiary. The Optionee may, from time to time, designate any beneficiary or beneficiaries who shall be entitled to any of the Optionee's rights under this Agreement in case of the Optionee's death prior to the termination of this Agreement. Each designation shall revoke all prior designations, shall be in the form prescribed by the Board, and will be effective only when filed by the Optionee with the Board. In the absence of any such designation, any rights remaining hereunder at the time of the Optionee's death shall enure to the Optionee's estate.

K. Notices. Any notice hereunder to the Company shall be addressed to it at its office, 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Senior Vice President, Finance. Any notice to the Board shall be addressed to it at the Company's office, 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Senior Vice President, Finance. Any notice hereunder to the Optionee shall be addressed to the Optionee at his home . Any party shall have the right to designate at any time hereafter in writing some other address for notice.

L. Counterparts. This Agreement has been executed in two counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GERBER SCIENTIFIC, INC.

____________________________________

Shawn M. Harrington
Senior Vice President

____________________________________

George M. Gentile
Optionee

Exhibit A

Senior Vice President, Finance
Gerber Scientific, Inc.
83 Gerber Road West
South Windsor, Connecticut 06074

Notice of Exercise of Stock Option
and Record of Stock Transfer

Dear ___________ :

I hereby exercise my nonqualified stock option granted by Gerber Scientific, Inc. (the "Company") in the Special Grant Agreement dated as of December 7, 2001 (the "Agreement"), subject to all the terms and provisions thereof, and notify you of my desire to purchase ________ shares of common stock of the Company ("Common Stock") which were offered to me pursuant to said Agreement. [Enclosed is my check in the sum of ___________ in full payment for such shares.] [Enclosed are certificates of Common Stock which I have owned for more than six (6) months, representing shares of Common Stock having a fair market value, as of the date of this letter, equal to the purchase price of such shares.]

I hereby represent and warrant that the ________ shares to be acquired by me pursuant to the above-mentioned exercise of the Options granted to me as of December 7, 2001 are being acquired for investment and not with a view toward resale or with a view to distribution thereof and that I will comply with such restrictions as may be necessary to satisfy the requirements of federal or state securities law.

DATED: __________________.

______________________________

Optionee